Echibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

NEUROMETRIX, INC.

(the “Corporation”)

ARTICLE I
OFFICES

SECTION 1.01. Registered Office. The address of the registered office of the Corporation in the State of Delaware shall be at the location originally designated upon formation of the Corporation or at a location otherwise designated by the Corporation’s Board of Directors (the “Board of Directors”). The Corporation’s registered agent shall be the agent originally designated upon formation of the Corporation or as otherwise designated by the Board of Directors.

SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors or principal executive officer may from time to time determine or the business of the Corporation may require, so long as the Corporation is qualified to do business in such place.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 2.01. Annual Meeting.

(a) The annual meeting of stockholders for the election of directors, and for the transaction of any other proper business, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in (b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this SECTION 2.01.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of (a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for stockholder action under the Delaware General Corporation Law (the “DGCL”) and applicable law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined in this (b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c) Notwithstanding anything in the second sentence of (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this SECTION 2.01 (or elected or appointed pursuant to ARTICLE IV of these Bylaws) shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this SECTION 2.01. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

SECTION 2.02. Special Meeting.

(a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s certificate of incorporation (as may be amended from time to time, the “Certificate of Incorporation”), may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation or by the Board of Directors or by written order of a majority of the directors and shall be called by the President, the Chief Executive Officer or the Secretary at the request in writing of stockholders owning not less than ten percent (10%) of the capital stock of the Corporation issued and outstanding and entitled to vote.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Nothing contained in this (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

SECTION 2.03. Place of Meeting. All meetings of stockholders shall be held at such place, if any, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation. Alternatively, the Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may from time to time adopt, determine that the meeting shall not be held at any specific place, but may instead be held solely by means of remote communication as provided under the DGCL.

SECTION 2.04. Notice of Meeting. Written or other proper notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meetings, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting, except for any notice of a meeting to act on a plan of merger or consolidation or on the sale, lease or exchange of all or substantially all of the Corporation property and assets (including its goodwill and corporate franchises), which shall be given not fewer than twenty (20) nor more than sixty (60) days in advance of such meeting.

SECTION 2.05. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a specific place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as provided by SECTION 2.10 and the DGCL, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.06. Quorum. At any meeting of the stockholders, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, provided, however, that where a separate vote by a class or series is required with respect to the matter, a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall also be required for a quorum with respect to the matter. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.07. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is present or represented, the Corporation may transact any business which might have been transacted at the original meeting pursuant to the Certificate of Incorporation, these Bylaws or applicable law. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.08. Voting. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, including without limitation, SECTION 3.02: (a) each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder; (b) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors; (d) where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter; and (e) the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

SECTION 2.09. Action by Written Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that action by written consent to elect directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this SECTION 2.0909, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. For the purposes of this SECTION 2.0909 to the extent permitted by law, an electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated as of the date on which such writing or other electronic transmission is transmitted, and any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

SECTION 2.10. Voting of Stock of Certain Holders. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of SECTION 2.05, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Shares of the Corporation’s capital stock standing in the name of another business entity, domestic or foreign, may be voted by such officer, agent, or proxy as these Bylaws or applicable governance document of such business entity may prescribe, or in the absence of such provision, as the board of directors or applicable managers of such business entity may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, either in person or by proxy.

SECTION 2.11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the Corporation’s capital stock.

SECTION 2.12. Record Date. The Board of Directors may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02. Number, Election and Term. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board of Directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at the annual meeting of stockholders, except as provided in SECTION 3.03, and each director elected shall hold office until his or her successor has been elected and qualified or, if earlier, his or her death, resignation, retirement, disqualification or removal.

(b) The vote of any stockholder on an election of directors may be taken in any manner and no such vote shall be required to be taken by written ballot or by electronic transmission unless otherwise required by law.

(c) Directors need not be residents of the state of Delaware, citizens of the United States of America or stockholders of the Corporation.

(d) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled.

SECTION 3.03. Vacancies, Additional Directors, and Removal from Office.

(a) Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, if any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), even though less than a quorum of the Board of Directors, or by a sole remaining director; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

(b) Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (1) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors or (2) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation, entitled to elect such director.

SECTION 3.04. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately upon receipt by the Corporation of such notice or at a later time, or upon the occurrence of a later event or events, as the director may specify in the notice.

SECTION 3.05. Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without other notice than this SECTION 3.05, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors may be held at such places (within or without the state of Delaware), if any, and at such times as the Board of Directors may provide, by resolution, without other notice than such resolution.

SECTION 3.06. Special Meetings. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors, by the President of the Corporation or the Chief Executive Officer of the Corporation. Further, the Secretary shall call a special meeting of the Board of Directors on the written request of any director. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to the time of such meeting and shall be given in writing or by electronic transmission pursuant to SECTION 5.01. Each such notice shall state the time and place (within or without the state of Delaware), if any, of the meeting but need not state the purposes thereof, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute or by these Bylaws.

SECTION 3.07. Quorum and Voting. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving (not including any vacancies); provided, however, that such number shall never be less than one-third (1/3) of the total number of directors except that when one director is authorized, then one director shall constitute a quorum. At any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in this SECTION 3.07 to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. A director of the Corporation who is present at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business at such meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 3.08. Meetings by Electronic Communications Equipment. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.09. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. In addition, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or serving on such committees.

SECTION 3.11. Chairman of the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered an officer of the Corporation.

ARTICLE IV
COMMITTEES

SECTION 4.01. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the Corporation. Unless prohibited by Section 141(c) of the DGCL, the committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. The committee may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.02. Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and actions and report on its proceedings and actions to the Board of Directors when required.

ARTICLE V
NOTICE

SECTION 5.01. Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, member of any committee or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director, member, or stockholder at his, her or its address as it appears on the records of the Corporation or at his, her or its residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited with the United States Postal Service. Notice also may be given in any other proper form, as authorized by the DGCL. Notice that is given by facsimile shall be deemed delivered when sent to a number at which any director, member or stockholder has consented to receive such notice. Notice that is given in person or by telephone shall be deemed to be given when the same shall be delivered. Without limiting the manner by which notice otherwise may be given effectively to any director, member or stockholder, any notice given under any provision of these Bylaws shall be effective if given by a form of electronic transmission consented to by such person. Notice given by electronic mail shall be deemed delivered when directed to an electronic mail address at which such person has consented to receive notice and notice given by a posting on an electronic network together with separate notice to such person of such specific posting shall be deemed delivered upon the later of (a) such posting and (b) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to any director, member or stockholder in the manner consented to by such director, member or stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that a notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 5.02. Consent to Electronic Notice. Subject to the limitations set forth in Section 232(e) of the DGCL, each stockholder, by acceptance of his or her certificate for shares of capital stock of the Corporation, consents to the delivery of any notice to stockholders given by the Corporation under the DGCL or the Certificate of Incorporation or these Bylaws by (i) facsimile telecommunication to the facsimile number for the stockholder, if any, in the Corporation’s records, (ii) electronic mail to the electronic mail address for the stockholder, if any, in the Corporation’s records, (iii) posting on an electronic network together with separate notice to the stockholder of such specific posting, or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the stockholder. The foregoing consent may be revoked by a stockholder by written notice to the Corporation and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

SECTION 5.03. Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.04. Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within 60 days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.

ARTICLE VI
OFFICERS

SECTION 6.01. Officers. The officers of the Corporation may include the following: a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary or a Treasurer. The Board of Directors may appoint such other officers and agents, including a Chief Executive Officer, Chief Financial Officer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person. None of the officers need be a director, and none of the officers need be a stockholder of the Corporation.

SECTION 6.02. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been elected and shall have qualified or until his or her death or the effective date of his or her resignation or removal.

SECTION 6.03. Removal and Resignation. Any officer elected by the Board of Directors may be removed with or without cause, for any or no reason, at any time by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.04. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.05. Salaries. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his or her also being a director.

SECTION 6.06. President; Chief Executive Officer. The President and the Chief Executive Officer (if such office is created by the Board of Directors), which posts may be held by the same or different persons, shall be the chief executive officers of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the Corporation. In the absence of the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors (if such positions are created by the Board of Directors), the President or the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. Either such person may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board of Directors if he or she is so designated by the Chairman, or in the Chairman’s absence by the Vice Chairman. Both shall have the power to appoint and remove subordinate officers, agents, and employees, except those elected or appointed by the Board of Directors. The President and the Chief Executive Officer both shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the Corporation. Either may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. Either shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation and in general he or she shall perform all other duties normally incident to the office of President or Chief Executive Officer, as the case may be, and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

SECTION 6.07. Chief Financial Officer. The Chief Financial Officer (if such office is created by the Board of Directors) shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Chief Executive Officer, the President or by the Board of Directors. Subject to the authority of the Board of Directors, the Chief Financial Officer shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Chief Executive Officer, the President or the Board of Directors shall designate from time to time.

SECTION 6.08. Vice Presidents. In the absence of the President and the Chief Executive Officer, or in the event of their inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President and the Chief Executive Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.09. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation (if any), and see that the seal of the Corporation or a facsimile thereof (if any), is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address and electronic mail address (if provided) of each stockholder which shall be furnished by such stockholder; (e) sign with the President, the Chief Executive Officer or an Executive Vice President or Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of SECTION 7.03 of these Bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President, or the Chief Executive Officer, a statement of financial condition of the Corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.11. Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer, the Board of Directors, or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Secretaries may sign, with the President, the Chief Executive Officer or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII
CONTRACTS, CHECKS, DEPOSITS AND SECURITIES

SECTION 7.01. Contracts. The Board of Directors may authorize any officer, officers, agent, or agents, to enter into or execute or affix the seal of the Corporation or a facsimile thereof (if any) to, any contract and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless such power is so authorized or ratified by the Board of Directors, provided in these Bylaws, or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 7.02. Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors. The Board of Directors may delegate to an office the authority to make such determinations and authorizations.

SECTION 7.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

SECTION 7.04. Voting of Securities Owned by the Corporation. All stock and other securities of other Corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VIII
CERTIFICATES OF STOCK

SECTION 8.01. Form and Execution. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Certificates for the shares of stock, if any, of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of shares of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers, including but not limited to the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

SECTION 8.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require (a) the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, (b) such owner to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed, or (c) both requirements set forth in (a) and (b) of this SECTION 8.02.

SECTION 8.03. Transfers. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

SECTION 8.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 8.05. Class or Series. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DCL or a statement that the Corporation will furnish without charge, to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE IX
DIVIDENDS

SECTION 9.01. Declaration. Subject to the provisions of the Certificate of Incorporation, if any, dividends with respect to the shares of the Corporation’s capital stock may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.02. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
INDEMNIFICATION

SECTION 10.01. Definitions. For purposes of this Article:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this SECTION 10.01(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent Corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any Corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Corporation, partnership, limited liability company, joint venture or other entity.

SECTION 10.02. Indemnification of Directors and Officers. Subject to the operation of Section 10.04 of this Article X of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this SECTION 10.02 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

SECTION 10.03. Indemnification of Non-Officer Employees. Subject to the operation of Section 10.04 of this Article X of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this SECTION 10.03 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

SECTION 10.04. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article X to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

SECTION 10.05. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article X shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 10.06. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 10.07. Contractual Nature of Rights.

(a) The foregoing provisions of this Article X shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article X is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article X shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 10.08. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article X shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

SECTION 10.09. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article X.

SECTION 10.10. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article X as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

ARTICLE XI
RIGHT OF FIRST REFUSAL

SECTION 11.01. Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the Corporation (“Common Stock”) or any right or interest therein held by such stockholder, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”), except by a Transfer which meets the requirements hereinafter set forth in this SECTION 11.01.

(a) If the stockholder receives a bona fide offer acceptable to the stockholder to purchase any Common Stock held by such stockholder, then the stockholder shall first give written notice thereof to the Corporation (the “Transfer Notice”). The notice shall name the proposed transferee and state the number of shares of Common Stock to be transferred (the “Transfer Stock”), the price per share and all other terms and conditions of the offer.

(b) For fifteen (15) days following receipt of the Transfer Notice, the Corporation shall have the right to deny the Transfer by written notice for any legitimate corporate purpose, as determined by the Board of Directors, which shall include, but not be limited to: (i) if such Transfer to individuals, companies or any other form of entity identified by the Corporation as a potential competitor or considered by the Corporation to be unfriendly; or (ii) if such Transfer increases the risk of the Corporation having a class of security held of record by two thousand (2,000) or more persons, or five hundred (500) or more persons who are not accredited investors (as such term is defined by the SEC), as described in Section 12(g) of the 1934 Act and any related regulations, or otherwise requiring the Corporation to register any class of securities under the 1934 Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Corporation in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction. The Corporation or its assigns shall also, whether or not the Corporation has any legitimate corporate purpose for denying the Transfer, have the option to purchase any or all of the Transfer Stock at the price and upon the terms set forth in such Transfer Notice. In the event the Corporation elects to purchase any or all of the Transfer Stock, it shall give written notice to the selling stockholder of its election and settlement for said Common Stock shall be made as provided below in SECTION 11.01(c).

(c) If the Corporation or any assignee of the Corporation elects to acquire any of the Transfer Stock, the Corporation or such assignee shall so notify the selling stockholder and settlement thereof shall be made within thirty (30) days after the Corporation receives the Transfer Notice; provided that if the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the Corporation or such assignee may pay the cash value equivalent thereof, (as determined in good faith by the Corporation’s Board of Directors), on the same terms and conditions set forth in the Transfer Notice.

(d) If the Corporation or its assignee does not elect to acquire all of the Transfer Stock in accordance with SECTION 11.01(c) above, the selling stockholder may, within the sixty (60) day period following the Corporation’s receipt of the Transfer Notice, if the Corporation has not denied the Transfer in writing for a legitimate corporate purpose, sell all, but not less than all, of the Transfer Stock which was not acquired by the Corporation or its assignee, provided that said sale shall not be on terms or conditions more favorable to the purchaser than those contained in the bona fide offer set forth in the Transfer Notice. All Transfer Stock shall continue to be subject to the provisions of this SECTION 11.01 in the same manner as before said transfer.

(e) Notwithstanding the above, the following transactions shall be exempt from the provisions of this SECTION 11.01:

(1) A stockholder’s transfer of any or all Common Stock to such stockholder’s spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), lineal or adopted descendent, father, mother, brother, or sister.

(2) A stockholder’s bona fide pledge or mortgage of any or all Common Stock with a commercial lending institution.

(3) A stockholder’s transfer of any or all of such stockholder’s Common Stock to any other stockholder of the Corporation.

(4) A stockholder’s transfer of any or all of such stockholder’s Common Stock to a person who, at the time of such transfer, is an officer or director of the Corporation in a transaction approved by the Board of Directors.

(5) In the case of a stockholder that is an entity, upon a transfer by such stockholder to any of its Affiliates (as hereinafter defined) or the stockholders, members, partners or other equity holders of it or its Affiliates, including but not limited to, transfers in connection with the dissolution of one or more of its Affiliates. “Affiliate” as used herein shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any partner, officer, director, or member of such person or entity and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners (or members thereof) or shares the same management company (or members thereof) with such person or entity.

(6) A stockholder’s transfer of any or all of such stockholder’s Common Stock that is subject to an agreement between such stockholder and the Corporation containing a contractual right of first refusal in favor of the Corporation (such agreement, a “ROFR Agreement”), provided that such stockholder’s transfer of shares is made in compliance with the terms of the ROFR Agreement.

(f) In any such case (including any transaction included in (e) above), the transferee, assignee, or other recipient shall receive and hold such Common Stock subject to the provisions of this SECTION 11.01, and there shall be no further transfer of such Common Stock except in accord with this SECTION 11.01.

(g) Any sale or Transfer, or purported sale or Transfer, of Common Stock shall be null and void unless the terms, conditions, and provisions of this SECTION 11.01 are strictly observed and followed.

(h) The foregoing restriction on Transfer and right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(1) upon the date Common Stock of the Corporation is first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; or

(2) upon any deemed liquidation event (as may be defined in the Certificate of Incorporation).

The certificates representing the Common Stock shall bear the following legend so long as the foregoing right of first refusal remains in effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(i) The provisions of this SECTION 11.01 shall not apply to any Transfer of shares of preferred stock of the Corporation or the shares of Common Stock issued upon conversion thereof.

ARTICLE XII
MISCELLANEOUS

SECTION 12.01. Seal. The Board of Directors may, but is not required to, adopt a corporate seal. The corporate seal, if one is adopted by the Board of Directors, may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 12.02. Books and Records. The books and records maintained by the Corporation, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and may be kept (subject to any provision contained in the statutes) outside the state of Delaware at the offices of the Corporation, or at such other place or places as may be designated from time to time by the Board of Directors. The Corporation shall convert any records not kept in a paper medium upon the request of any person entitled to inspect such records pursuant to applicable law.

SECTION 12.03. Fiscal Year. The fiscal year of the Corporation shall be the same as the calendar year unless otherwise fixed by resolution of the Board of Directors.

SECTION 12.04. Annual Report.

(a) Subject to the provisions of (b) below, the Board of Directors shall cause an annual report to be sent to each stockholder of the Corporation not later than one hundred twenty (120) days after the close of the Corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation. Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

(b) If and so long as there are fewer than one hundred (100) holders of record of the Corporation’s shares, the requirement of sending of an annual report to the stockholders of the Corporation is hereby expressly waived.

SECTION 12.05. Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE XIII
SECTION HEADINGS

The headings contained in these Bylaws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these Bylaws.

ARTICLE XIV
AMENDMENT

SECTION 14.01. Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

SECTION 14.02. Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of the stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate of Incorporation, these Bylaws, or other applicable law.

* * End * *

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